Exhibit 99.1

NEWS RELEASE

For Immediate Release

NCO GROUP ANNOUNCES

SECOND QUARTER 2011 RESULTS

HORSHAM, PA, August 12, 2011 - NCO Group, Inc. (“NCO” or the “Company”), a leading provider of business process outsourcing services, announced today that for the quarter ended June 30, 2011, it reported revenues of $373.9 million, a net loss attributable to NCO of $31.7 million, and Adjusted EBITDA of $32.5 million. The Adjusted EBITDA excludes the impact of an $11.2 million write-down of the value of certain purchased accounts receivable portfolios, which NCO anticipates selling in August 2011, as well as $3.1 million of restructuring charges and $319,000 of net recoveries of non-cash allowances for impairment of purchased accounts receivable portfolios. This compares to revenues of $401.0 million, a net loss attributable to NCO of $25.5 million, and Adjusted EBITDA of $32.2 million for the quarter ended June 30, 2010. The Adjusted EBITDA for 2010 excludes $4.9 million of restructuring charges and $1.6 million of net non-cash allowances for impairment of purchased accounts receivable portfolios.

NCO is organized into three operating divisions: Accounts Receivable Management (“ARM”), Customer Relationship Management (“CRM”) and Portfolio Management (“PM”). During the second quarter of 2011, the ARM division operated below its revenue and profitability targets, primarily due to lower volumes because of less consumer credit being issued by our financial services clients. The CRM division operated above its revenue and profitability targets, as a result of continued stability in client volumes. The PM division operated below its revenue target, but slightly above its EBITDA target. Portfolio Management’s revenue for the second quarter included an $11.2 million reduction from the write-down of portfolios that it anticipates selling in August 2011.

Commenting on the results, Ronald A. Rittenmeyer, President and Chief Executive Officer, stated, “While our revenue results were lower than 2010, driven in large part by the continued changes in economic conditions, we continued to effectively manage EBITDA as a result of tight controls throughout the organization. We continue to see positive sales activity and are placing greater emphasis on quality of deals going forward.”

The Company also announced that it will host an investor conference call on Monday, August 15, 2011, at 1:00 p.m., ET, to address the items discussed above in more detail and to allow the investment community an opportunity to ask questions. Interested parties can access the conference call by dialing (866) 388-2676 (domestic callers) or (706) 679-3487 (international callers) and providing the pass code 90198502. A taped replay of the conference call will be made available for seven days and can be accessed by interested parties by dialing (855) 859-2056 (domestic callers) or (404) 537-3406 (international callers) and providing the pass code 90198502.

About NCO Group, Inc.

NCO Group, Inc. is a leading global provider of business process outsourcing services, primarily focused on accounts receivable management and customer relationship management. NCO provides services through over 100 offices throughout North America, Asia, Europe and Australia.

For further information contact:

NCO Investor Relations

(215) 441-3000

Certain statements in this press release, including, without limitation, statements as to expected operating results, statements as to fluctuations in annual and quarterly operating results, statements as to the impact from economic conditions, statements as to future opportunities, statements as to operating efficiencies, statements about expected opportunities in our markets, statements as to the expected sale of purchased accounts receivable portfolios, statements as to trends, statements as to regulatory changes, statements as to NCO’s or management’s beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, risks related to the economy, the risk that NCO will not be able to implement its business strategy as and when planned, the risk that NCO will not be able to realize operating efficiencies in the integration of its acquisitions, risks related to NCO’s significant level of debt, its ability to service such debt and comply with debt covenants, risks of future impairment charges to our goodwill, intangible assets and purchased accounts receivable, risks related to union organizing efforts at the Company’s facilities, risks related to past and possible future terrorists attacks, the risk that NCO will not be able to improve margins, risks relating to growth and acquisitions, risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to international operations, risks related to the possible loss of key clients or loss of significant volumes from key clients, risks related to regulatory changes and other risks detailed from time to time in NCO’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2010, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

NCO GROUP, INC.

Unaudited Selected Financial Data

(in thousands)

Condensed Statements of Operations:

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Revenues:
Services	$296,206	$306,988	$594,650	$629,914
Portfolio (1)	(5,128)	11,627	(13,782)	27,924
Reimbursable costs and fees	82,783	82,429	167,716	166,775
Total revenues	373,861	401,044	748,584	824,613

Operating costs and expenses:
Payroll and related expenses	170,850	175,651	339,987	361,919
Selling, general and admin. expenses	99,283	113,254	201,184	224,786
Reimbursable costs and fees	82,783	82,429	167,716	166,775
Depreciation and amortization expense	25,828	27,357	51,877	55,087
Restructuring charges	3,076	4,949	15,252	6,383
	381,820	403,640	776,016	814,950
(Loss) income from operations	(7,959)	(2,596)	(27,432)	9,663

Other income (expense):
Interest expense, net	(21,063)	(21,971)	(42,792)	(45,484)
Other (expense) income, net	(47)	1,113	(241)	1,069
	(21,110)	(20,858)	(43,033)	(44,415)
Loss before income taxes	(29,069)	(23,454)	(70,465)	(34,752)

Income tax expense	3,235	1,865	5,140	4,905

Net loss	(32,304)	(25,319)	(75,605)	(39,657)

Less: Net (loss) income attributable to noncontrolling interests	(651)	203	(2,761)	1,137

Net loss attributable to NCO Group, Inc.	$(31,653)	$(25,522)	$(72,844)	$(40,794)

Selected Cash Flow Information:

	For the Six Months Ended
	June 30,
	2011	2010
Net cash (used in) provided by operating activities	$(5,438)	$36,386
Purchases of accounts receivable	1,081	8,953
Purchases of property and equipment	13,063	12,247
Net (borrowings) repayment of senior debt	(8,234)	51,027

Selected Balance Sheet Information:

	As of	As of
	June 30,	December 31,
	2011	2010

Cash and cash equivalents	$18,021	$33,077
Working capital	106,892	87,844
Long-term debt	896,269	889,353

NCO GROUP, INC.

Unaudited Selected Segment Financial Data

(in thousands)

	For the Three Months Ended June 30, 2011
				Intercompany
	ARM	CRM	PM	Eliminations	Consolidated

Revenues (1)	$308,722	$75,703	$(6,185)	$(4,379)	$373,861

Operating costs and expenses:
Payroll and related expenses	113,795	56,488	567	—	170,850
Selling, general and admin. expenses	85,022	13,843	4,664	(4,246)	99,283
Reimbursable costs and fees	82,916	—	—	(133)	82,783
Depreciation and amortization expense	18,333	7,389	106	—	25,828
Restructuring charges	3,164	547	(635)	—	3,076
Total operating costs and expenses	303,230	78,267	4,702	(4,379)	381,820

Income (loss) from operations	$5,492	$(2,564)	$(10,887)	$—	$(7,959)

	For the Three Months Ended June 30, 2010
				Intercompany
	ARM	CRM	PM	Eliminations	Consolidated

Revenues (1)	$334,585	$66,523	$10,792	$(10,856)	$401,044

Operating costs and expenses:
Payroll and related expenses	123,399	51,734	518	—	175,651
Selling, general and admin. expenses	98,377	14,137	11,297	(10,557)	113,254
Reimbursable costs and fees	82,728	—	—	(299)	82,429
Depreciation and amortization expense	16,318	10,370	669	—	27,357
Restructuring charges	3,972	639	338	—	4,949
Total operating costs and expenses	324,794	76,880	12,822	(10,856)	403,640

Income (loss) from operations	$9,791	$(10,357)	$(2,030)	$—	$(2,596)

NCO GROUP, INC.

Unaudited EBITDA(2)

(in thousands)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Net loss attributable to NCO Group, Inc.	$(31,653)	$(25,522)	$(72,844)	$(40,794)
Income tax expense	3,235	1,865	5,140	4,905
Interest expense, net	21,063	21,971	42,792	45,484
Depreciation and amortization expense	25,828	27,357	51,877	55,087

EBITDA(2)	18,473	25,671	26,965	64,682

Addbacks:
Write-down of purchased accounts receivable	11,244	—	29,819	—
Restructuring charges	3,076	4,949	15,252	6,383
Non-cash (recoveries) impairment, net	(319)	1,585	(1,788)	139

Adjusted EBITDA(2)	$32,474	$32,205	$70,248	$71,204

(1)         Includes $11.2 million and $29.8 million of write-downs of the value of certain portfolios of purchased accounts receivable for the three and six months ended June 30, 2011, respectively, as well as $319,000 of non-cash recoveries and $1.6 million of non-cash impairments of purchased accounts receivable for the three months ended June 30, 2011 and 2010, respectively, and $1.8 million of non-cash recoveries and $139,000 of non-cash impairments for the six months ended June 30, 2011 and 2010, respectively.

(2)         Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, and Adjusted EBITDA are presented since certain investors use this as a measurement of the Company’s ability to service its debt. It is not intended to report the Company’s operating results or free cash flows in conformity with accounting principles generally accepted in the United States. EBITDA and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures of other companies.